UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 20, 2015

Grandparents.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

589 Eighth Avenue, 6th Floor New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646-839-8800

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2015, Grandparents.com, Inc. (the “Company”) and Mel Harris, a member of the Company’s board of directors, amended, restated and replaced the April 28, 2015 Letter Agreement which had a debt obligation in the amount of $450,000 (the “Agreement”) with a Convertible Promissory Note (the “Note”). The Note has a principle amount due of $450,000, a term of 60 days and bears interest at the rate of 5% per year accruing from April 28, 2015. Mr. Harris has the right to convert the Note into preferred stock of the Company in a PIPE offering pursuant to its terms in the event the Company consummates such an offering on or prior to September 30, 2015. Mr. Harris may also convert the Note into 2,250,000 shares of the Company’s common stock, along with a 5 year warrant with 50% warrant coverage and an exercise price of $0.30 per share.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 26, 2015	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman & Chief Executive Officer

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